Exhibit 23.1



                                          Consent of Independent Auditors



     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-05561) pertaining to the 1993 Stock Option Plan and the 1994 Long-Term Performance Incentive Plan, and the Registration Statements (Form S-3 No. 333-42419, Form S-3 No. 333-29477, and Form S-3 No. 33-78016) of NaPro
BioTherapeutics, Inc. and in the related Prospectuses of our report dated March 23, 1998 with respect to the consolidated financial statements of NaPro BioTherapeutics, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                        /s/ ERNST & YOUNG LLP
                                        ----------------------------
                                        ERNST YOUNG LLP


Denver, Colorado
March 30, 1998